Exhibit 99.1

GT Advanced Technologies Inc. Announces
Amended Settlement Agreement with Apple®

Amendment Keeps Apple Settlement Agreement in Force Despite Release of GT Declaration

MERRIMACK, N.H., November 4, 2014- GT Advanced Technologies Inc. (OTC Pink: GTATQ) today announced that it has signed an amendment to the Settlement Agreement with Apple under which both parties have agreed to waive the condition that GT’s October 8th declaration be kept under seal and expunged. GT has filed a motion seeking Bankruptcy Court approval of the Settlement Agreement and the Bankruptcy Court is scheduled to hear such motion on November 25, 2014.

About GT Advanced Technologies Inc.
GT Advanced Technologies Inc. is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Its technical innovations accelerate the use of advanced materials, enabling a new generation of products across this diversified set of global markets. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Contacts:

Media
GT Advanced Technologies Inc.
Jeff Nestel-Patt
Jeff.Nestelpatt@gtat.com
603-204-2883

Investors/Analysts
GT Advanced Technologies Inc.
Ryan Flaim
Ryan.Flaim@gtat.com
603-681-3689